                                                                  EXHIBIT 10.119

                            RESTRUCTURING AGREEMENT


         This Restructuring Agreement ("AGREEMENT") is made and entered into as of the 30th day of June, 1997, by and between MARK BOOZELL, DIRECTOR OF INSURANCE OF THE STATE OF ILLINOIS (the "DIRECTOR"), in his capacity as liquidator of the estate of GENEVA ASSURANCE SYNDICATE, INC. in Liquidation, an Illinois corporation ("GENEVA"), and TCO HOLDINGS, INC., a Delaware corporation ("TCO").

                                R E C I T A L S


         A. Geneva formerly operated as a syndicate on the Illinois Insurance Exchange.

         B. On July 11, 1996, an Agreed Order of Liquidation with a Finding of Insolvency was entered by the court (the "Liquidation Court") in the action titled In the matter of the Liquidation of Geneva Assurance Syndicate, Inc., Case No. 96 CH 5093 (the "Liquidation Order").

         C. The Liquidation Order vested the Director, as Liquidator, with title to all property, assets, contracts and rights of action owned by Geneva, and authorized the Director, as Liquidator, to deal with the property, assets, business and affairs of Geneva, and to sue and defend for Geneva, or for the benefit of Geneva's policyholders and creditors, in his name as Director, or in the name of Geneva.

         D. The Liquidation Order also vested the Director, as Liquidator, with all rights, title and interest in all funds recoverable under treaties and agreements of reinsurance previously entered into by Geneva.

         E. Subject to the approval of the Liquidation Court, the Director, as Liquidator, may sell or otherwise dispose of the real and personal property of Geneva.

         F. The Director and TCO believe that, prior to the entry of the Liquidation Order, certain assets formerly held by Geneva were transferred to a trust, known as the "Geneva Trust," in connection with the Asset/Liability Transfer Reinsurance Agreement dated June 30, 1995 (the "June 30, 1995 Agreement).

         G. The Director and TCO believe that the assets transferred to the Geneva Trust include 10,750 shares of Series A Preferred Stock of TCO, with a stated value of $10,000 per share and an annual dividend rate of 11.3% (the "TCO Preferred").

         H. Within five (5) business days of the approval by the Liquidation Court of the commutation of the June 30, 1995 Agreement, the Director and TCO anticipate that the TCO Preferred will be returned to Geneva from the Geneva Trust.


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         I.      The Director wishes to transfer the TCO Preferred to TCO in return for a $2,500,000 Promissory Note of TCO in favor of Geneva, in the form of Exhibit 1 hereto (the "TCO Note"), a guaranty of Peter J. O'Shaughnessy, the sole shareholder of TCO ("O'Shaughnessy"), in the form of Exhibit 2 hereto (the "PJO Guaranty"), and the Assignment and Payment Direction, in the form of
Exhibit 3 hereto (the "Assignment and Payment Direction").

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

         1. INCORPORATION OF RECITALS. The Recitals set forth above are acknowledged by the parties hereto to be true and accurate and by this reference are incorporated into this Agreement.

         2. DEFINITIONS. All capitalized terms used but not elsewhere defined in this Agreement shall have the following meanings:

                 EFFECTIVE DATE shall mean the date all conditions set forth in Paragraph 4 of this Agreement have been satisfied.

                 JBW RESTRUCTURING shall mean a transaction whereby Alpine Insurance Company, an Illinois insurance corporation ("Alpine"), relinquishes its rights under a certain promissory note of JBW & Co., Inc., a California corporation, in return for the transfer to Alpine of a certain mortgage note of Par Mee Development Corporation by Concord General Corporation, a California corporation ("Concord"), on terms and conditions mutually acceptable to Alpine and Concord.

                 CENTRAL NATIONAL RESTRUCTURING shall mean the execution of an agreement by TCO with Central National Insurance Company, a Nebraska insurance company in rehabilitation ("Central National") modifying the terms of a November 9, 1995 Settlement Agreement between Central National and TCO (as amended).

                 RESTRUCTURING DOCUMENTS shall mean this Agreement, the TCO Note and the PJO Guaranty.

                 KNOWLEDGE shall be deemed to include the knowledge of the Director in his capacity as liquidator of Geneva and the knowledge of the personnel at the Office of the Special Deputy Receiver responsible for overseeing the liquidation of Geneva.

                 ESCROW AGENT shall mean the law firm of Shefsky & Froelich Ltd., of Chicago, Illinois.

                 PREFERRED STOCK AGREEMENTS shall mean the Stock Purchase Agreement dated as of December 28, 1989 among Jeffery W.
         Beresford-Wood ("Beresford-Wood"), Concord,





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
         First Horizon Insurance Company ("FHIC"), Exstar Financial Corporation ("Old Exstar"), Alpine and O'Shaughnessy, Amendment No. 1 to Stock Purchase Agreement dated as of June 22, 1990 among Beresford-Wood, Concord, FHIC, O'Shaughnessy, Alpine, Horizon Insurance Company, Ltd ("HICL"), and Classic Syndicate, Inc. ("CS"), Amendment No. 2 to Stock Purchase Agreement dated as of December 3, 1990 among Beresford-Wood, Concord, FHIC, O'Shaughnessy, Old Exstar, Alpine, HICL and CS, Amendment No. 3 to Stock Purchase Agreement dated as of April 22, 1991 among Beresford-Wood, Concord, FHIC, O'Shaughnessy, Old Exstar, Alpine, HICL, CS, Classic Fire & Marine Insurance Company ("Classic"), Classic Indemnity Company ("CIC"), and Transco Holdings, Inc. ("THI"), Amendment No. 4 to Stock Purchase Agreement dated as of June 6, 1991 among Beresford-Wood, Concord, FHIC, O'Shaughnessy, Old Exstar, Alpine, HICL, CS, Classic, CIC and THI, a related letter agreement dated August 26, 1992, and that certain Agreement dated May 31, 1993 among Concord, O'Shaughnessy and TCO, as amended by that certain Amendment No. 1 to Agreement dated January 17, 1994 among Concord, O'Shaughnessy and TCO.

         3. RESTRUCTURING TRANSACTIONS. Subject to the terms and conditions of this Agreement, on the fifth business day following the Effective
Date:

                 (a)      TCO shall execute and deliver the TCO Note to Geneva;

                 (b) TCO shall deliver the PJO Guaranty to Geneva, duly executed by O'Shaughnessy;

                 (c) TCO shall execute and deliver the Assignment and Payment Direction to Geneva;

                 (d) The Director shall deliver to TCO, duly endorsed for transfer to TCO, the original certificates evidencing the TCO Preferred;

                 (e) Each party to this Agreement shall be deemed to have released the other party from all liabilities described in Paragraph 7 of this Agreement; and

                 (f) Each party shall deliver to the other a certificate confirming the satisfaction of the conditions set forth in Paragraph 4 applicable to such party, and such evidence of such party's authority to execute and deliver the Restructuring Documents to be executed and delivered by such party as the other party may reasonably require.

The transactions described in this Paragraph 3 hereinafter are referred to as the "Restructuring Transactions." Each party hereto acknowledges that the consummation of the Restructuring Transactions will have substantial direct and indirect benefits to such party and that the commitments of such party under the Restructuring Documents are made and given at arm's length and in exchange for fair and reasonable consideration.





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

Upon the delivery of the documents described in clauses (a), (b), (c), (d) and
(f) above, the party receiving each such document shall deliver it to the Escrow Agent, to be held in accordance with the terms of an Escrow Agreement in a form mutually agreed by the parties and the Escrow Agent. During the term of the Escrow Agreement, payments required to be made pursuant to the TCO Note shall be made to the Escrow Agent, to be held pursuant to the terms of the Escrow Agreement. Each document held by the Escrow Agent shall be delivered to the party entitled to receive it (as described above) and all payments made pursuant to the TCO Note (and any interest thereon) shall be transferred to Geneva, upon the later of (i) the expiration of the period during which the final order described in Section 4(d)(i) may be appealed pursuant to applicable law, if no appeal is filed during such period, or (ii) if such an appeal is filed, on the second business day following the date on which the final order of the Liquidation Court is upheld by the court of appeals. If an appeal is filed, and the final order of the Liquidation Court is overturned on appeal, this Agreement shall be deemed null and void ab initio, the Escrow Agent shall return each document to the party which delivered the document pursuant to clauses (a), (b), (c), (d) and (f) above, all payments made pursuant to the TCO Note (and any interest thereon) shall be returned to TCO, and the parties shall have no further rights or obligations hereunder.

         4. CONDITIONS TO EFFECTIVENESS. The obligations of the parties hereto to consummate the Restructuring Transactions shall be subject to the satisfaction of all of the following conditions:

                 (A) REPRESENTATIONS AND WARRANTIES. The representations and warranties of TCO and the Director set forth in the Restructuring Documents shall be true and correct in all material respects.

                 (B) JBW RESTRUCTURING. The JBW Restructuring shall have been consummated, or shall be consummated concurrently with the Restructuring Transactions, on terms mutually acceptable to the parties thereto.

                 (C) CENTRAL NATIONAL RESTRUCTURING. The Central National Restructuring shall have been consummated, or shall be consummated concurrently with the Restructuring Transactions, on terms mutually acceptable to the parties thereto.

                 (D) APPROVALS. The following approvals or consents shall have been obtained:

                          (i) the Liquidation Court shall have entered a final order approving the commutation of the June 30, 1995 Agreement and approving this Agreement; and

                          (ii) the Illinois Department of Insurance shall not have disapproved the Service Agreement between TCO and Alpine referenced in the TCO Note, on or before the date of entry of the final order referenced in clause (i) above.

         In the event that the Liquidation Court disapproves the petition of the Director seeking approval of the commutation of the June 30, 1995 Agreement and of this Agreement, or if the





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
Illinois Department of Insurance disapproves the Service Agreement between TCO and Alpine, this Agreement shall be deemed null and void ab initio, and the parties shall have no rights or obligations hereunder.

         5. REPRESENTATIONS AND WARRANTIES OF THE DIRECTOR. The Director represents and warrants to TCO on behalf of Geneva that (i) to his knowledge, the Geneva Trust is the current beneficial and record owner and holder of the TCO Preferred, (ii) to his knowledge, immediately prior to the transfer by Geneva of the TCO Preferred to TCO, Geneva will own the TCO Preferred, free and clear of any liens, charges or encumbrances whatsoever, (iii) subject to the approval of the Liquidation Court, the Director has full power and authority to execute, deliver and perform his obligations under this Agreement, and this Agreement will be valid, binding and enforceable upon the Director, in accordance with its terms, and (iv) to his knowledge, assuming the satisfaction of the conditions set forth in Paragraph 4, there is no condition, event or circumstance existing, or any litigation, arbitration, governmental or administrative proceeding, action, examination, claim or demand pending or threatened, affecting Geneva or the Director, which could prevent the Director from performing his obligations hereunder within the time limits set forth herein for compliance or performance, and no basis for any such matter exists.

         6. REPRESENTATIONS AND WARRANTIES OF TCO. TCO represents and warrants to Geneva that (i) TCO has full power and authority to execute and deliver this Agreement and, subject to the satisfaction of the conditions set forth in Paragraph 4, to perform its obligations under this Agreement, (ii) upon the execution and delivery of this Agreement, and, subject to the satisfaction of the conditions set forth in Paragraph 4, this Agreement is and the other Restructuring Documents to which TCO is a party will be valid, binding and enforceable upon TCO, in accordance with their respective terms,
(iv) the execution and delivery of this Agreement and, subject to the satisfaction of the conditions set forth in Paragraph 4, the execution and delivery of the other Restructuring Documents to which TCO is a party, and the consummation of the Restructuring Transactions, does not and will not conflict with, violate or constitute a default under any applicable law, rule, regulation, judgment, decree or order or any agreement, indenture or instrument to which TCO is a party or is bound or which is binding upon or applicable to all or any portion of TCO's property and (v) assuming the satisfaction of the conditions set forth in Paragraph 4, there is no condition, event or circumstance existing, or any litigation, arbitration, governmental or administrative proceeding, action, examination, claim or demand pending or, to TCO's knowledge, threatened, affecting TCO which could prevent TCO from performing its obligations hereunder within the time limits set forth herein for compliance or performance, and no basis for any such matter exists.

         7.      RELEASES.

                 (A) GENEVA. In consideration of the consummation of the Restructuring Transactions, from and after the Effective Date, Geneva and the Director irrevocably shall be deemed to have released and forever discharged TCO, the entities listed in Exhibit 4 hereto and all of their respective employees, directors and officers (in their capacities as such) (each, for purposes of this clause (a), a "Released Person") of and from all contract





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
         claims, damages, losses, liabilities, obligations, actions and causes of action, whether presently known or unknown, which Geneva or the Director may now have or claim to have against any Released Person pursuant to any of the Preferred Stock Agreements (other than claims for fraud against a Released Person). This agreement and covenant on the part of Geneva and the Director (i) is contractual, and not a mere recital, and the parties hereto acknowledge and agree that no liability is admitted on the part of any party in connection with the Preferred Stock Agreements and (ii) shall inure to the benefit of and be enforceable by each Released Person.

                 (B) TCO. In consideration of the consummation of the Restructuring Transactions, from and after the Effective Date, TCO irrevocably shall be deemed to have released and forever discharged the Director and Geneva, and their respective employees, directors and officers (in their capacities as such) (each, for purposes of this clause (b), a "Released Person") of and from all contract claims, damages, losses, liabilities, obligations, actions and causes of action, whether presently known or unknown, which TCO may now have or claim to have against any Released Person pursuant to any of the Preferred Stock Agreements (other than claims for fraud against a Released Person). This agreement and covenant on the part of TCO (i) is contractual, and not a mere recital, and the parties hereto acknowledge and agree that no liability is admitted on the part of any party in connection with the Preferred Stock Agreements and (ii) shall inure to the benefit of and be enforceable by each Released Person.

         8. COSTS AND EXPENSES. Each party hereto shall bear all of its own fees and expenses in connection with the preparation, negotiation and execution of this Agreement and the consummation of the Restructuring Transactions.

         9. FURTHER ASSURANCES; COOPERATION. Prior to the Termination Date, each party hereto will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, agreements, documents and instruments as reasonably may be requested by the other party hereto in order to effectuate fully the intent of this Agreement. Each party hereto agrees to cooperate with the other party hereto in obtaining the approvals and consents referred to in Paragraph 4(d) hereof, including the execution of such documents, the making of such disclosures, the furnishing of such financial information and the taking of all such other actions as reasonably may be necessary to obtain such approvals and consents, and will not take any action which would interfere with or prevent the consummation of the transactions described herein.

         10. SEVERABILITY. If any term or provision of this Agreement or the application thereof to any party or circumstance shall be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the validity, legality and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected term or provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.





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
         11. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, provided that no party hereto may assign or delegate its duties or obligations hereunder without the prior written consent of all other parties hereto. Notwithstanding anything to the contrary contained in this Agreement, in no event shall any provision of this Agreement inure to the benefit of JBW & Co., Inc., a California corporation, any of its affiliates or their respective employees, directors and officers (in their capacities as such) or Jeffery W. Beresford-Wood.

         12. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the documents to be executed and delivered pursuant to the terms hereof constitute the entire agreement among the parties hereto with respect to the Restructuring Transactions and supersedes any other written or oral agreements relating to the Restructuring Transactions. No provision of this Agreement or the other Restructuring Documents may be amended, modified or waived except with the prior written consent of the party against whom enforcement of the applicable amendment, modification or waiver is sought.

         13. CAPTIONS. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

         14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

         15. SUBMISSION. Submission of this Agreement by any party hereto to the other party hereto, or its counsel, agents or representatives, for examination and/or execution shall not constitute an offer by the submitting party to agree to the terms hereof or in any manner bind the submitting party unless and until this Agreement shall have been fully executed and delivered by each party hereto.

         16. CHOICE OF LAW AND VENUE; WAIVER OF JURY TRIAL. THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HEREBY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND DETERMINED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT THEY MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.





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

           TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HEREBY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING SHALL BE DECIDED BY A COURT WITHOUT A JURY AND THAT ANY PARTY MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

              [remainder of this page intentionally left blank]





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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement at Chicago, Illinois as of the day and year first above written.


                                       TCO HOLDINGS, INC.


                                       By:   /s/ Steven Shinn
                                            -----------------------------------
                                       Name:     Steven Shinn
                                            -------------------------------
                                       Title:        President
                                               --------------------------------





                                       MARK BOOZELL, DIRECTOR OF
                                       INSURANCE OF THE STATE OF ILLINOIS,
                                       IN HIS CAPACITY AS LIQUIDATOR OF
                                       GENEVA ASSURANCE SYNDICATE, INC. IN
                                       LIQUIDATION



                                       By:
                                            -----------------------------------
                                       Name:
                                            -------------------------------
                                       Title:
                                               --------------------------------

                                  EXHIBIT 1


                                   GUARANTY

     This GUARANTY (this "Guaranty"), dated June 30, 1997, is made BY PETER J. O'SHAUGHNESSY, an individual ("Guarantor"), with a mailing address of 1460 Calzada Avenue, Santa Ynez, California 93460, to and for the benefit of Geneva Assurance Syndicate, Inc., in Liquidation ("Geneva"), with a mailing address of 222 Merchandise Mart Plaza, Suite 1450, Chicago, Illinois 60654.

                                   RECITALS

     A. Guarantor is the owner of all of the issued and outstanding capital stock of TCO Holdings, Inc., a Delaware corporation ("TCO").

     B. Pursuant to the terms of that certain Restructuring Agreement dated as of June ____, 1997, between TCO and the Liquidator of Geneva, TCO has agreed to acquire certain TCO Preferred Stock from Geneva, and in consideration therefor TCO has executed and delivered to Geneva its Promissory Note of even date herewith in the original principal amount of $2,500,000 (the "TCO Note").

     C. As an inducement to Geneva to convey the TCO Preferred Stock to TCO, Guarantor has agreed to guaranty the payment of the TCO Note in accordance with the terms and provisions set forth below.

     D. Geneva is unwilling to convey the TCO Preferred Stock to TCO in return for the TCO Note, unless Guarantor guarantees the payment of all obligations under the TCO Note in accordance with the terms and provisions of this Guaranty.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Guarantor hereby agrees as follows:

     1. Guaranty of Payment. Guarantor hereby unconditionally and irrevocably guarantees to Geneva (i) that Geneva will receive an amount not less than $250,000 in any calendar year (commencing with the 1998 calendar year) on account of the obligation evidenced by the TCO Note; and (ii) the payment in full of all unpaid principal on the TCO Note, all attorney's fees and costs under the TCO Note, and all accrued and unpaid interest thereupon by the Maturity Date (as defined in the TCO Note). This Guaranty is a present and continuing guaranty of payment and not of collectibility, and Geneva shall not be required to prosecute collection, enforcement or other remedies against TCO or any other person before calling on Guarantor for payment.

     2. Continuing Guaranty. Guarantor agrees that the obligations of Guarantor pursuant to this Guaranty shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way, including, but not necessarily limited to, any of the following circumstances or conditions:

        (a) the failure of Alpine Insurance Company ("ALPINE") to pay to or as directed by TCO any amounts payable by Alpine to TCO pursuant to the terms of that certain Service Agreement between TCO and Alpine effective as of April 1, 1997 (the "TCO SERVICE AGREEMENT");

        (b) the failure of amounts payable by Alpine to TCO pursuant to the TCO Service Agreement to be in excess of $250,000 per year (commencing with the 1998 calendar year);

        (c) termination, amendment, modification or other change in the TCO Service Agreement or the Quota Share Arrangement effective April 1, 1997 between Alpine and United Capitol Insurance Company and its affiliates; and

        (d) any involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshaling of assets and liabilities or similar events or proceedings with respect to TCO or its property or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding.

     3. Primary Obligation. This Guaranty is a primary and original obligation of Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity with respect to the issuance of any instrument, writing or agreement relating to the TCO Note. Guarantor consents and agrees that Geneva shall be under no obligation to marshal any assets of TCO in favor of Guarantor, or against or in payment of any or all of the obligations hereunder.

     4. Waivers.

     (a) Guarantor hereby waives: (1) notice of acceptance hereof; (2) notice of any loans or other financial accommodations made or extended to TCO; (3) notice of any adverse change in the financial condition of TCO or of any other fact that might increase Guarantor's risk hereunder; (4) notice of presentment for payment, demand, protest, and notice thereof as to the TCO Note; (5) notice of any event of default by TCO under the TCO Note; and (6) all other notices (except if such notice is specifically required to be given to Guarantor hereunder) and demands to which Guarantor might otherwise be entitled.

     (b) Guarantor hereby waives the right by statute or otherwise to require Geneva to institute suit against TCO or to exhaust any rights and remedies which Geneva has or may have against TCO, provided, however, that nothing herein contained shall prevent Geneva from suing on the TCO Note, or from exercising any other rights thereunder. Guarantor further waives any defense arising by reason of any disability or other defense of TCO or by reason of the cessation from any cause whatsoever of the liability of TCO in respect thereof. Guarantor consents to any and all forbearances and extensions of the time of payment of the


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

     Note, and to any and all changes in the terms, covenants and conditions thereof hereafter made or granted.

        (c) Guarantor hereby waives: (1) any rights to assert any defense (legal or equitable), set-off counterclaim, or claim which Guarantor may now or at any time hereafter have against TCO or any other party liable to Geneva; and (2) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the TCO Note. Guarantor agrees that this Guaranty shall not be discharged, limited, impaired or affected by any proceedings with respect to the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, the marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, imposition or readjustment of, or other similar proceedings affecting TCO.

     5. Representations and Warranties. Guarantor agrees that the following shall constitute representations and warranties of Guarantor.

        (a) Guarantor is not in default under any agreement to which he is a party, the effect of which will materially impair performance by Guarantor of his obligations pursuant to and as contemplated by the terms of this Guaranty, and neither the execution and delivery of this Guaranty nor compliance with the terms and provisions of law or any presently existing regulation, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, will conflict or will be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind which creates, represents, evidences or provides for any lien, charge or encumbrance upon any of the property or assets of Guarantor, or any other indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind of which Guarantor is a party or by which he may be bound, or in the event of any such conflict, the required consent or waiver of the other party or parties thereto has been validly granted, is in full force and effect and is valid and sufficient therefor.

        (b) Except as disclosed on page 18 of the Form 10-K of Exstar Financial Corporation for the year ended December 31, 1996, there are no actions, suits or proceedings pending or threatened against Guarantor before any court or any governmental administrative, regulatory, adjudicatory or arbitrational body or agency of any kind which will materially adversely affect performance by Guarantor of his obligations pursuant to and as contemplated by the terms and provisions of this Guaranty.

        (c) Guarantor is currently informed of the financial condition of TCO and of all other circumstances which a diligent inquiry would reveal and which would bear upon the risk of nonpayment of the TCO Note. Guarantor will continue to keep informed of the financial


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

     condition of TCO and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the TCO Note.

     6. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Guaranty:

        (a) Death, adjudicated mental incompetency, bankruptcy or insolvency of Guarantor.

     No other event, including any event of default under the TCO Note, shall constitute an Event of Default under the Guaranty. At the sole election of Geneva, upon the occurrence of an Event of Default and upon delivery of written notice to Guarantor without further notice or demand, the unpaid principal balance of the TCO Note, all accrued and unpaid interest thereon, and any other amounts due thereunder, shall be and become immediately due and payable in full by Guarantor. Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default.

     7. Notices. Any notice, request or demand that Geneva or Guarantor may desire or be required to give to the other shall be in writing and shall be mailed or delivered to the intended recipient thereof at its address hereinabove set forth with respect to Geneva and at the address following Guarantor's signature with respect to Guarantor, or at such other address as such intended recipient may, from time to time, by notice in writing, designate to the sender pursuant hereto. Any such notice shall be deemed to have been delivered two (2) business days after mailing by United States certified mail, return receipt requested, or when delivered in person. Except as otherwise specifically required herein, notice of the exercise of any right or option granted to Geneva by this Guaranty is not required to be given.

     8. Cumulative Remedies. No remedy under this Guaranty is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given hereunder and those provided by law or in equity. No delay or omission by Geneva to exercise any right under this Guaranty shall impair any such right or be construed to be a waiver thereof. No failure on the part of Geneva to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     9. Interpretation and Severability of Provisions. The headings of sections and paragraphs in this Guaranty are for convenience of reference only and shall not be construed in any way to limit or define the content, scope or intent of the provisions hereof. As used in this Guaranty, the singular shall include the plural, and masculine, feminine and neuter pronouns shall be fully interchangeable, where the context so requires. Whenever the words "including", "include or includes" are used in this Guaranty, they should be interpreted in a non-exclusive manner as though the words "without limitation," immediately followed the same. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law.

If any provision of this Guaranty is prohibited or unenforceable under applicable law, such provision shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     10. Entire Agreement, Amendments. This Guaranty constitutes the entire agreement between Guarantor and Geneva pertaining to the subject matter contained herein, and may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by Guarantor and by Geneva. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which it is given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other similar or dissimilar right or default or otherwise prejudice the rights and remedies hereunder.

     11. Successors and Assigns. The death of Guarantor shall not terminate this Guaranty. This Guaranty shall be binding upon Guarantor's, heirs, executors, administrators, representatives, successors, and assigns and shall inure to the benefit of the successors and assigns of Geneva.

     12. Separate Property. Any married individual who signs this Guaranty in his individual capacity hereby expressly agrees that recourse may be had against his separate property for all obligations under the TCO Note.

     13. Choice of Law and Venue. THE VALIDITY OF THIS GUARANTY, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF GUARANTOR AND GENEVA SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTOR HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND DETERMINED ONLY IN THE STATE COURTS LOCATED IN
THE COUNTY OF COOK, STATE OF ILLINOIS. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE
DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

     14. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTOR AND GENEVA HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS GUARANTY, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF GUARANTOR OR GENEVA WITH RESPECT TO THIS GUARANTY, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR

OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTOR AND GENEVA HEREBY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING SHALL BE DECIDED BY A COURT WITHOUT A JURY AND THAT GENEVA MAY FILE A COPY OF THIS GUARANTY WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty on the date first above written.




                                              /s/ Peter J. O'Shaghnessy
                                             -----------------------------------
                                             PETER J. O'SHAGHNESSY, individually

STATE OF ILLINOIS    )
                     ) SS.
COUNTY OF____________)


     I, _________________________, a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that PETER J. O'SHAUGHNESSY, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his free and voluntary act for the uses and purposes therein set forth

     GIVEN under my hand and notarial seal this _____ day of June, 1997.




                                             ----------------------------------
                                                        NOTARY PUBLIC

                                             My Commission Expires:
                                                                   ------------

                                  EXHIBIT 4


Exstar Financial Corporation
        Delaware

Transco Holdings, Inc.
        Delaware

Transco Syndicate #1 (now Alpine Holdings, Inc.)
        Illinois

Alpine Insurance Company
        Illinois

TCO  Holdings, Inc.
        Delaware